SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2003

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-57904 (Commission File Number)	86-0498599 (I.R.S. Employer Identification No.)

17911 Von Karman Avenue, Suite 300, Irvine, CA (Address of principal executive offices)	92614 (Zip Code)

(949) 622-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed, since last report.)

Page 1 of 3 Pages

Item 5. Other Events and Regulation FD Disclosure.

     On March 6, 2003, Fidelity National Financial, Inc. (the “Registrant”) sold to certain initial purchasers 5.25% Notes due March 15, 2013 in the aggregate principal amount of $250,000,000 pursuant to an Underwriting Agreement dated March 6, 2003 (the “Offering”). The issuance of the Notes was registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement filed with the Securities and Exchange Commission on March 30, 2001, as amended by Amendment No. 1 thereto filed on April 19, 2001. The Registrant will make the Offering under the Registrant’s effective S-3 Shelf Registration filed with the Securities and Exchange Commission (the “Shelf Registration”) covering the issuance from time to time of up to $500 million of various securities of the Company, including, among other securities, the Registrant’s debt securities. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of a prospectus with respect to this offering may be obtained from Lehman Brothers, Inc., 745 Seventh Avenue, New York, NY 10019.

Item 7. Financial Statements and Exhibits.

     (a)  — (b) Not applicable.

     (c)  Exhibits.

            The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Underwriting Agreement by and among Fidelity National Financial, Inc. and Lehman Brothers Inc., Banc of America Securities LLC and Bear, Sterns & Co., Inc. dated March 6, 2003

4.1	5.25% Note due March 13, 2013 of Fidelity National Financial, Inc. in the principal amount of $250,000,000 dated March 11, 2013

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2003	FIDELITY NATIONAL FINANCIAL, INC. /s/ Alan L. Stilson Alan L. Stilson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement by and among Fidelity National Financial, Inc. and Lehman Brothers Inc., Banc of America Securities LLC and Bear, Sterns & Co., Inc. dated March 6, 2003

4.1	5.25% Note due March 13, 2013 of Fidelity National Financial, Inc. in the principal amount of $250,000,000 dated March 11, 2013